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                                                                    EXHIBIT 10.1

                  PSB GROUP, INC. 2004 STOCK COMPENSATION PLAN

                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement ("Agreement") is made effective___________, 2007, between PSB Group, Inc a Michigan corporation (the "Company") and _________________ (the "Grantee") in accordance with the following terms and conditions:

     1. Share Award. The Company hereby awards to the Grantee _______ shares ("Shares") of common stock of the Company ("Common Stock") pursuant to the PSB Group, Inc., 2004 Stock Compensation Plan, as the same may be amended from time to time (the "Plan"), and upon the terms and conditions and subject to the restrictions set forth in the Plan and as set forth in this Agreement. A copy of the Plan, as currently in effect, has been provided to the Grantee and is incorporated herein by reference and is attached hereto. Capitalized terms used herein but which are not defined herein shall have the meanings given to such terms in the Plan.

     2. Restrictions on Transfer and Vesting Period. Except as otherwise provided herein, Shares shall become vested ("Vested") in accordance with the following schedule:

  Date of Vesting    Number of Shares Vested
  ---------------    -----------------------
February ___, 2010

Until Shares become Vested in accordance with such schedule, or as otherwise provided in this Agreement, Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee except pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or as hereinafter provided.

     The Committee, referred to in Section 4 of the Plan, shall have the authority, in its discretion, to accelerate Vesting (including, but not limited to, the authority to remove any or all restrictions), whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, other changes in circumstances occurring after the date hereof, or for any other reason.

     Upon a Change in Control of the Company, Grantee shall become immediately Vested in all Shares awarded under this Agreement that have not become Vested at that time. In the event Grantee's employment with the Company and its Subsidiaries is terminated on or after February ____, 2009 due to the Grantee's death or Disability, the Grantee (or the Grantee's beneficiary) shall become Vested in all Shares that have not yet Vested. If Grantee's employment with the Company and its Subsidiaries terminates prior to February ____, 2009 due to Grantee's death or Disability, the Grantee shall forfeit all Shares that have not yet Vested.

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     3. Termination of Service. In the event a Grantee's employment with the
Company and its Subsidiaries is terminated for any reason other than death or Disability, the Grantee shall forfeit all Shares that have not yet Vested.

     4. Certificates for the Shares. The Company shall issue a certificate for the Shares in the name of the Grantee, and shall hold such certificate for the benefit of the Grantee until the Grantee becomes Vested in such Shares. Such certificate shall bear the following legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the PSB Group Inc., 2004 Stock Compensation Plan. Copies of such Plan are on file in the office of the Secretary of PSB Group, Inc., 1800 East Twelve Mile Road, Madison Heights, Michigan 48071.

     The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute stock powers in favor of the Company with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Company.

     5. Grantee's Rights. During the period the Shares are not Vested, unless the Shares are forfeited, the Grantee shall have all other rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote such Shares.

     6. Delivery of Certificates. Upon Vesting with respect to any portion of the Shares, the Company shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) a certificate in respect of such Shares and the related stock power held by the Company pursuant to Section 4 above. Shares which have become Vested shall be free of the restrictions referred to in this Agreement and such certificate shall not bear the legend provided for in Section 4 above.

     7. Non-Solicitation and Clawback Provision.

     (a) Restrictive Covenant. The Company and Grantee agree that, as an essential ingredient of and in consideration of this Agreement, the Grantee hereby agrees that, except with the express prior written consent of the Company, for a period of twelve (12) months after the termination of the Grantee's employment with the Company (the "Restrictive Period"):

          (i) The Grantee will not, directly or indirectly, either for himself, or any other Financial Institution: (A) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries; (B) in any way interfere with the relationship between Company or its Subsidiaries and any employee of the Company or its Subsidiaries; (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of the Company or its Subsidiaries; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Company or its Subsidiaries.


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          (ii) The Grantee will not, directly or indirectly, either for himself, or any other Financial Institution, solicit the business of any person or entity known to the Grantee to be a customer of the Company or its Subsidiaries, whether or not the Grantee had personal contact with such person or entity, with respect to products or activities which compete in whole or in part with the products or activities of the Company or its Subsidiaries.

          (iii) The Grantee expressly agrees that the covenants contained in this Section 7 are reasonable with respect to their duration and scope.

     (b) Restrictive Covenant Violation. If the Grantee violates the restrictions contained in Section 7(a) (a "Restrictive Covenant Violation") and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Period. Accordingly, the Restrictive Period shall be deemed to have the duration specified in Section 7(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first Restrictive Covenant Violation by the Grantee. The Grantee acknowledges that the restrictions contained in Section 7(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Company, that any Restrictive Covenant Violation of these restrictions would cause substantial injury to the Company and such interests, that the Company would not have entered into this Agreement with the Grantee without receiving the additional consideration offered by the Grantee in binding himself to these restrictions and that such restrictions were a material inducement to the Company to enter into this Agreement. In the event of any Restrictive Covenant Violation or threatened Restrictive Covenant Violation, the Company, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such Restrictive Covenant Violation by the Grantee and any and all persons directly or indirectly acting for or with him, as the case may be.

     (c) Clawback Provision. In addition to the remedies described in Section 7(b), in the event of a Restrictive Covenant Violation, then the Committee may
(i) at any time within 180 days after the Company became aware of such Restrictive Covenant Violation, and whether or not the Grantee's employment is terminated, cancel some or all of any Share award under the Agreement (whether or not vested) (the "Share Award"), and (ii) rescind some or all of any exercise, payment or delivery that occurred or occurs pursuant to this Share Award within 365 days before or after the Restrictive Covenant Violation. Upon and as a condition to receipt of Shares pursuant to the Share Award, Grantee shall, if required by the Committee, certify on a form acceptable to the Company that he or she has not committed a Restrictive Covenant Violation. The Company shall notify the Grantee in writing of any such rescission not later than the later of (i) 380 days after such Restrictive Covenant Violation, or (ii) 180 days after the Company became aware of such Restrictive Covenant Violation. Within ten days after receiving such rescission notice from the Company, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery under the Share Award. Such payment shall be made by returning to the Company all shares of


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capital stock that the Grantee received in connection with the rescinded exercise, payment or delivery under the Share Award, or if such Shares have been transferred by the Grantee, then by paying to the Company in cash the equivalent value thereof at the time of their transfer. A Grantee will cease to have any rights under any Share Awards, exercises, payments or deliveries to the extent they are canceled or rescinded pursuant to this Section 7(c). To assist in enforcement of the Company's rescission right described above, the Company may, in its discretion, retain any Shares deliverable to Grantee in connection with a Share Award until the rescission period described above has lapsed, and give appropriate stop transfer instructions to its transfer agent. The Committee may exercise discretion under Section 7(c) in such manner as it sees fit from time to time without regard to, and without being bound by or liable for, prior decisions to invoke or not to invoke Section 7(c) with respect to any Grantee or any Restrictive Covenant Violation. For purposes of this Section 7(c), the Company will be deemed to have been aware of a Restricted Covenant Violation only after the completion of any investigation or inquiry and only when the Company has clear and convincing evidence thereof. Suspicion is not awareness for these purposes.

     8. Adjustments for Changes in Capitalization of the Company. In the event of any change in the outstanding Stock of the Company as a result of a merger, reorganization, stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made and the number and class of Shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received by the Grantee as a result of the foregoing with respect to Shares as to which the restrictions contained herein remain in effect shall also be subject to such restrictions, and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 4 above. The Grantee shall execute stock powers in favor of the Company with respect to such shares.

     9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations made in the discretion of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any questions arising hereunder or under the Plan.

     10. Withholding Tax. Upon Vesting with respect to any Shares (or at any such earlier time, if any, that an election is made by the Grantee under Section 83(b) of the Code, or any successor thereto), the Company may withhold from any payment or distribution made under the Plan sufficient Shares to cover any applicable withholding and employment taxes. The Company shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

     11. Amendment. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which may adversely affect the Grantee without the Grantee's (or his legal representative's) written consent.


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     12. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below, by signing the attached stock powers, and by returning a signed copy hereof and of the attached stock powers to the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        PSB GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                        ACCEPTED:

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                                        (Street Address)

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                                        (City, State and Zip Code)


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